Exhibit 99

PRESS RELEASE                                           Source: SAVANNAH BANCORP


      THE SAVANNAH BANCORP REPORTS A 1.7 PERCENT INCREASE IN THIRD QUARTER
                    EARNINGS AND ANNOUNCES QUARTERLY DIVIDEND

Tuesday October 21, 11:54 am ET

SAVANNAH,Ga.--(BUSINESS WIRE)--Oct. 21, 2003--The Savannah Bancorp (Nasdaq:SAVB-
News),the bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust, Richmond Hill, Georgia, reported third quarter net income of $1,211,000, compared with $1,192,000 in 2002, an increase of 1.7 percent. Earnings were 36 cents per diluted share in the third quarters of 2003 and 2002.

Net income for the first nine months of 2003 was $3,452,000 compared with $3,355,000 for the same period in 2002, an increase of 2.9 percent. Diluted earnings per share were $1.05 and $1.03 for the first nine months of 2003 and 2002, respectively.

As of September 30, 2003 and 2002, loans increased to $367.5 million from $318.3 million, an increase of 15 percent. Deposits increased 10 percent to $370.1 million from $335.1 million. Total assets increased 13 percent to $455.3 million at September 30, 2003 from $404.7 million at September 30, 2002.

Nonperforming assets increased to $3,249,000 or 0.88 percent of total loans at September 30, 2003, from $605,000, or 0.19 percent at September 30, 2002. The increase is primarily attributable to two real estate loans totaling $2.8 million for which no significant losses are expected. Net loan losses for the first nine months of 2003 were $131,000, or 0.05 percent of average loans on an annualized basis. The third quarter provision for loan losses was $255,000 for 2003 and $151,000 in 2002. The provision for loan losses for the first nine months of 2003 was $790,000 compared to $463,000 in 2002. The increase in the loan loss provision relates to the increase in the loan portolio.

On September 29, 2003, the Company announced the opening of a loan production office in the Hilton Head, South Carolina market. This office, known as Harbourside Mortgage Company, is a division of The Savannah Bank, N.A. It will originate residential and commercial mortgage loans for the bank's portfolio and for sale in the secondary market.

Edward J. Brown, Jr. has joined the bank as Senior Vice President and will manage the Harbourside Mortgage division. Brown has been active in the mortgage and banking business for more than twenty years, the last ten of which have been in the Hilton Head market. Brown was previously Senior Vice President of Lighthouse Community Bank, a Hilton Head based, federally-chartered thrift institution which was purchased by SunTrust Banks, Inc. earlier this year. Third quarter operating results include start-up costs for the Harbourside division of 1 cent per share. Management expects this division to be accretive to earnings after the first year.

To support the expected growth from this expansion, The Savannah Bancorp, Inc. issued $6 million in trust preferred securities on September 29, 2003. The 30-year, trust preferred debentures are eligible for inclusion in the company's capital ratios for regulatory purposes. "Our team continues to do an excellent job, producing double-digit growth in loans and core deposits. However, due to the low interest rate environment, this growth is coming at much lower margins than in past years which results in lower earnings growth rates than we would like," said Archie H. Davis, President and Chief Executive Officer of the company.

The Board of Directors declared a regular quarterly dividend of 16 cents per share. The record date is October 31, 2003, and the dividend is payable November 17, 2003.

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

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

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                   The Savannah Bancorp, Inc. and Subsidiaries
                       Third Quarter Financial Highlights
                           September 30, 2003 and 2002
                                   (Unaudited)

PERFORMANCE RATIOS
---------------------------------------------------------------------
(thousands, except per share data)
BALANCE SHEET DATA                                                %
AT SEPTEMBER 30                              2003      2002    Change
----------------------------------------------------------------------
Total assets                             $455,334  $404,736       13
Interest-earning assets                   429,424   380,878       13
Loans                                     367,516   318,289       15
Allowance for loan losses                   5,032     4,125       22
Nonperforming assets                        3,249       605      437
Deposits                                  370,085   335,087       10
Interest-bearing liabilities              347,231   310,460       12
Shareholders' equity                       36,249    34,230      5.9
Allowance for possible
   loan losses to total loans                1.37%     1.30%     5.4
Nonperforming assets to total
   loans                                     0.88%     0.19%     363
Loan to deposit ratio                       99.31%    94.99%     4.5
Equity to assets                             7.96%     8.46%    (5.9)
Tier 1 capital to risk-
   weighted assets                          11.26%    10.44%     7.9
Book value per share                       $11.04    $10.43      5.8
Outstanding shares                          3,282     3,281      0.0

                                                                  %
FOR THE THIRD QUARTER                        2003      2002    Change
----------------------------------------------------------------------

Net income                                 $1,212    $1,192      1.7
Return on average assets                     1.08%     1.17%    (7.7)
Return on average equity                    13.37%    13.98%    (4.4)
Net interest margin                          3.80%     4.07%    (6.6)
Efficiency ratio                            60.25%    59.95%     0.5

Per share data: (a)
Net income - basic                          $0.37     $0.36      2.8
Net income - diluted                        $0.36     $0.36      0.0
Dividends                                  $0.160    $0.155      0.0

Average shares: (a)
Basic                                       3,282     3,281      0.0
Diluted                                     3,351     3,329      0.7

                                                                  %
FOR THE FIRST NINE MONTHS                    2003      2002    Change
----------------------------------------------------------------------

Net income                                 $3,452    $3,355      2.9
Return on average assets                     1.06%     1.15%    (7.8)
Return on average equity                    13.00%    13.57%    (4.2)
Net interest margin                          3.94%     4.11%    (4.1)
Efficiency ratio                            61.05%    60.47%     1.0

Per share data: (a)
Net income - basic                          $1.05     $1.02      2.9
Net income - diluted                        $1.03     $1.01      2.0
Dividends                                   $0.47     $0.46      2.2

Average shares: (a)
Basic                                       3,282     3,280      0.1
Diluted                                     3,346     3,328      0.5

(a) 2002 restated for a ten-percent stock dividend in February 2003.


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
                  The Savannah Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
                          Third Quarter, 2003 and 2002
                                   (Unaudited)

----------------------------------------------------------------------
(thousands, except per share data)
                                    For the              For the
                                    Quarter            Nine Months
                                     Ended                Ended
                                 September 30,        September 30,
----------------------------------------------------------------------
                                2003       2002      2003         2002
----------------------------------------------------------------------

Interest income               $5,622     $5,902   $17,025      $17,634
Interest expense               1,633      2,059     5,048        6,469
----------------------------------------------------------------------
Net Interest Income            3,989      3,843    11,977       11,165
Provision for loan losses        255        151       790          463
----------------------------------------------------------------------
Net interest income after
  provision for loan losses    3,734      3,692    11,187       10,702
----------------------------------------------------------------------
Other Income

Trust fees                       101         77       293          265
Service charges on deposit
  accounts                       396        429     1,196        1,167
Mortgage origination fees        513        291     1,401          780
Other income                     194        122       444          339
----------------------------------------------------------------------
   Total other income          1,204        919     3,334        2,551
----------------------------------------------------------------------
Other Expense

Salaries and employee benefits 1,893      1,684     5,660        4,791
Occupancy expense                218        209       638          614
Equipment expense                220        218       627          575
Other operating expenses         798        744     2,423        2,314
----------------------------------------------------------------------
   Total other expenses        3,129      2,855     9,348        8,294
----------------------------------------------------------------------
Income before provision for
   income taxes                1,809      1,756     5,173        4,959
Provision for income taxes       597        564     1,721        1,604
----------------------------------------------------------------------
Net Income                    $1,212     $1,192    $3,452       $3,355
======================================================================
Per Share: (a)

Net income - basic             $0.37      $0.36     $1.05        $1.02
======================================================================

Net income - diluted           $0.36      $0.36     $1.03        $1.01
======================================================================

(a) 2002 restated for a ten-percent stock dividend in February 2003.


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              The Savannah Bancorp, Inc. and Subsidiaries
                       Consolidated Balance Sheets
                       September 30, 2003 and 2002
                              (Unaudited)

----------------------------------------------------------------------
(Amounts in thousands, except share data)

                                                    September 30
----------------------------------------------------------------------
                                               2003              2002
----------------------------------------------------------------------
Assets

Cash and due from banks                     $14,558           $17,416
Interest-bearing deposits                    12,088             1,399
Federal funds sold                           10,441             4,914
Investment securities,
   available-for-sale                        42,638            58,654
Loans                                       367,516           318,289
Less allowance for loan losses               (5,032)           (4,125)
----------------------------------------------------------------------
  Net loans                                 362,484           314,164
Premises and equipment, net                   4,666             4,806
Other real estate owned                           0               117
Other assets                                  8,459             3,266
----------------------------------------------------------------------
        Total assets                       $455,334          $404,736
======================================================================

Liabilities
Deposits:
   Noninterest-bearing demand               $70,136           $57,939
   Interest-bearing demand                   77,185            58,991
   Savings                                   16,497            15,000
   Money market accounts                     63,778            58,002
   Time, $100,000 and over                   65,157            62,899
   Other time deposits                       77,332            82,256
----------------------------------------------------------------------
       Total deposits                       370,085           335,087
Other short-term borrowings                  20,809            12,824
Federal Home Loan Bank advances              20,473            20,688
Trust Preferred debt                          6,000                 0
Other liabilities                             1,718             1,907
----------------------------------------------------------------------
       Total liabilities                    419,085           370,506
----------------------------------------------------------------------
Shareholders' Equity
 Common stock, par value $1 per
    share: authorized 20,000,000
    shares; issued 3,290,223 in 2003
    and 2,991,378 in 2002                     3,290             2,991
 Preferred stock, par value $1:
    authorized 10,000,000 shares                  -                 -
Capital surplus                              25,109            18,555
Retained earnings                             7,298            11,615
Treasury stock, at cost, 8,321 and
   8,440 shares in 2003 and 2002               (147)             (160)
Net unrealized gains (losses) on
   available-for-sale securities                699             1,229
----------------------------------------------------------------------
       Total shareholders' equity            36,249            34,230
----------------------------------------------------------------------
       Total liabilities and
        shareholders' equity               $455,334          $404,736
======================================================================

Contact:

     The Savannah Bancorp, Inc.
     G. Mike Odom, Jr., 912-629-6476
     Robert B. Briscoe, 912-651-8225


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